CONSENT OF COUNSEL



I hereby consent both to the reference to my name under the heading "Legal Opinions" in the Statement of Additional Information constituting part of this Post-Effective Amendment to the Registation Statement on Form N-1A for The Park Avenue Portfolio and to the filing of this consent as an exhibit to said Amendment.



                                      /s/ Richard T. Potter, Jr.
                                      --------------------------
                                          Richard T. Potter, Jr.
                                          Counsel

New York, New York
February 29, 1996